EXHIBIT 10.10.4
VISTEON CORPORATION 2010 INCENTIVE PLAN
TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS
     Visteon Corporation, a Delaware corporation (together with its subsidiaries, the “Company”), subject to the terms and conditions of the Visteon Corporation 2010 Incentive Plan (the “Plan”) and this Agreement, hereby grants to the Participant named in the Notification Summary or Appendix to this Agreement, Stock Appreciation Rights (“SARs”) as further described below.
     1. Grant of SARs.
          The Company hereby grants to the Participant the number of SARs set forth in the Notification Summary or Appendix, effective as of the date or dates (“Grant Date”) and exercisable as of the date or dates (“Vesting Dates”) at the price per SAR (“Exercise Price”) set forth in the Notification Summary or Appendix, in accordance with the terms and conditions specified herein. Each SAR represents the right to receive, without payment to the Company, an amount of cash equal to the amount by which the Fair Market Value of a share of Company Common Stock exceeds the Exercise Price on the date the SAR is exercised; provided, however, that, in lieu of cash, the Company may, at its election, deliver a number of shares of Company Common Stock for each share with respect to which the SARs are exercised equal to (i) the excess of the Fair Market Value of one share on the date of exercise over the Exercise Price, divided by (ii) the Fair Market Value of one share on the date of exercise. In the event of certain corporate transactions, the number of SARs covered by this Agreement may be adjusted by the Organization and Compensation Committee of the Board of Directors of the Company (the “Committee”) as further described in Section 13 of the Plan.
     2. Termination of Employment.
          a. Unless provided otherwise under the remaining provisions of this Paragraph 2, if the Participant’s employment with the Company is terminated for any reason, the Participant’s right to exercise the SAR will terminate on the date of termination of employment and all rights hereunder will cease. SARs that have not yet vested as of the date of termination of employment will be forfeited.
          b. Notwithstanding the provisions of Paragraph 2a, if the Participant is placed on an approved leave of absence, with or without pay, the Participant’s rights with respect to the SAR will continue in effect or continue to accrue as if the Participant was actively employed.
          c. Notwithstanding the provisions of Paragraph 2a, if the Participant’s employment with the Company is terminated by reason of retirement, disability (as defined in the Company’s long-term disability plan) or death, and provided that at the date of termination, the Participant had remained in the employ of the Company for at least 180 days following the Grant Date, the Participant’s rights with respect to the SARs will continue in effect or continue to accrue for the period ending on the date immediately preceding the tenth anniversary of the Grant Date, subject to any other limitation on the exercise of such rights in effect at the date of exercise. For purposes of this Agreement, “retirement” means the Participant terminates employment either (1) after attaining age 55 and completion of at least 10 years of service, or (2) after completion of at least 30 years of service, regardless of age.
          d. Notwithstanding the provisions of Paragraph 2a, if the Participant’s employment with the Company is terminated by reason of voluntary quit, the Participant’s rights with respect to SARs that are vested at the date of termination will continue in effect until the date 90 days after the date of such termination (but not later than the date immediately preceding the tenth anniversary of the Grant Date, subject to any other limitation on the exercise of such rights in effect at the date of exercise. SARs not yet vested at the date of termination will be forfeited.
          e. Notwithstanding the provisions of Paragraph 2a, if the Participant’s employment with the Company is involuntarily terminated by the Company without Cause, and provided that at the date of termination, the Participant had remained in the employ of the Company for at least 180 days following the Grant Date, the Participant’s rights with respect to the SARs will continue in effect until the date 365 days after the date of such termination (but not later than the date immediately preceding the tenth anniversary of the Grant Date, , subject to any other limitation on the exercise of such rights in effect at the date of exercise. SARs not yet vested at the date of termination will be forfeited. For purposes of this Paragraph 2e, “Cause” for termination by the Company of the Participant’s employment shall mean (i) the willful and continued failure by the Participant to substantially perform the Participant’s duties with the Company (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant by (A) if the Participant is an executive officer of the Company, the Board of Directors, or (B) if the Participant is not an executive officer of the Company, the head of the Company’s global human resources department, which demand specifically identifies the manner in which the Company believes that the Participant has not substantially performed the Participant’s duties, or (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, (x) no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s act, or failure to act, was in the best interest of the Company, and (y) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes by clear and convincing evidence that Cause exists.
     3. Cancellation of the SARs.
          The SARs will terminate, and cease to be exercisable, on the earliest of the following:
          a. The date immediately preceding the tenth anniversary of the Grant Date;

          b. In the event of the Participant’s termination of employment with the Company, such earlier date as determined in accordance with the rules set forth in Paragraph 2.
     4. Exercise of SARs.
          a. The Participant may, subject to the limitations of this Agreement and the Plan, exercise all or any portion of the SARs that have become vested and that have not been cancelled under Paragraphs 2 and 3 by (i) providing notice of exercise to the Company (in a form acceptable to the Company) specifying the whole number of SARs being exercised.
          b. After receiving proper notice of exercise, the Company will issue to the Participant (or the Participant’s beneficiary) a lump sum cash payment in an amount determined by multiplying (i) the total number of SARs being exercised by the Participant, by (ii) the amount by which the Fair Market Value of a share of Company common stock exceeds the Exercise Price, less any applicable withholding taxes; provided, however, that, in lieu of cash, the Company may, at its election, deliver a number of shares of Company Common Stock for each share with respect to which the SARs are exercised equal to (i) the excess of the Fair Market Value of one share on the date of exercise over the Exercise Price, divided by (ii) the Fair Market Value of one share on the date of exercise. Any shares of Company Common Stock shall be issued in book-entry form, registered in Participant’s name or in the name of Participant’s legal representatives, beneficiaries or heirs, as the case may be. The Company will not deliver any fractional share of Company Common Stock but will pay, in lieu thereof, cash equal to the Fair Market Value of such fractional share.
          c. Notwithstanding the foregoing, the SARs will not be exercisable if and to the extent the Committee determines that such exercise would violate applicable state or federal securities laws or the rules and regulations of any securities exchange on which the Company common stock is then traded, or would violate the laws of any applicable jurisdiction, and the exercise thereof may be limited or delayed until such requirements are met.
          d. The Company may retain the services of a third-party administrator to effectuate SAR exercises and to perform other administrative services in connection with the Plan. To the extent that the Company has retained such an administrator, any reference to the Company shall be deemed to refer to such third party administrator retained by the Company, and the Company may require the Participant to exercise the Participant’s SARs only through such third-party administrator.
     5. Withholding.
          The Company may deduct and withhold from any cash or shares of Common Stock payable to the Participant or may require the Participant to pay to the Company or otherwise indemnify the Company to its satisfaction, such amount as may be required for the purpose of satisfying the Company’s obligation to withhold federal, state or local taxes in connection with any exercise of the SARs.

     6. Conditions on SAR Award.
          Notwithstanding anything herein to the contrary, the Committee may cancel the SARs, and may refuse to deliver any payment or shares of Common Stock for SARs with respect to which the Participant (or the Participant’s beneficiary) has tendered a notice of exercise, if:
          a. During the period from the date of the Participant’s termination of employment from the Company to the date such payment is delivered to the Participant (or the Participant’s beneficiary), the Committee determines that the Participant has either (i) refused to be available, upon request, at reasonable times and upon a reasonable basis, to consult with, supply information to and otherwise cooperate with the Company with respect to any matter that was handled by the Participant or under the Participant’s supervision while the Participant was in the employ of the Company or (ii) engaged in any activity that is directly or indirectly in competition with any activity of the Company; or
          b. The Committee determines that the Participant, at any time (whether before or after termination of employment with the Company, and whether before or after the grant of this SAR), acted in any manner detrimental to the best interests of the Company.
     7. Nontransferability.
          Except as provided in Paragraph 8 of this Agreement, the Participant has no rights to sell, assign, transfer, pledge, or otherwise alienate the SARs awarded under this Agreement, and any such attempted sale, assignment, transfer, pledge or other conveyance will be null and void. The SARs will be exercisable during the Participant’s lifetime only by the Participant (or the Participant’s legal representative).
     8. Beneficiary.
          The Participant may designate a beneficiary to exercise the SARs after the Participant’s death on the form or in the manner prescribed for such purpose by the Committee. Absent such designation, the Participant’s beneficiary will be the Participant’s estate. The Participant may from time to time revoke or change the Participant’s beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Company. If a Participant designates his or her spouse as beneficiary, such designation automatically shall become null and void on the date of the Participant’s divorce or legal separation from such spouse. The last such designation received by the Company will be controlling; provided, however, that no designation, or change or revocation thereof, will be effective unless received by the Company prior to the Participant’s death, and in no event will any designation be effective as of a date prior to such receipt. If the Committee is in doubt as to the identity of the beneficiary, the Company may refuse to recognize such exercise, without liability for any interest, until the Committee determines the identity of the beneficiary, or the Committee may deem the Participant’s estate as beneficiary, or the Company may apply to any court of appropriate jurisdiction and such application will be a complete discharge of the liability of the Company therefor.

     9. Securities Law Restrictions.
          Notwithstanding anything herein to the contrary, the Committee, in its sole and absolute discretion, may refuse to honor any notice of exercise, may delay an exercise or delay issuing payment or shares of Common Stock following an exercise, may impose additional limitations on the Participant’s or beneficiary’s ability to exercise the SAR or receive payment or shares of Common Stock upon exercise, if the Committee determines that such action is necessary or desirable for compliance with any applicable state, federal or other law, the requirements of any stock exchange on which the Company Common Stock is then traded, or is requested by the Company or the underwriters managing any underwritten offering of the Company’s securities pursuant to an effective registration statement filed under the Act.
     10. Limited Interest.
          a. The grant of the SARS shall not be construed as giving the Participant any interest other than as provided in this Agreement.
          b. The Participant shall have no rights as a shareholder as a result of the grant or exercise of the SARs unless and until shares of Common Stock are received upon exercise of a SAR.
          c. The grant of the SARs shall not confer on the Participant any right to continue as an employee or continue in service of the Company, nor interfere in any way with the right of the Company to terminate the Participant at any time.
          d. The grant of the SARs shall not affect in any way the right or power of the Company to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger, consolidation or business combination of the Company, or any issuance or modification of any term, condition, or covenant of any bond, debenture, debt, preferred stock or other instrument ahead of or affecting the stock or the rights of the holders thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other Company act or proceeding, whether of a similar character or otherwise.
          e. The Participant acknowledges and agrees that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the SARs under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of SARs or benefits in lieu of SARs in the future. Future grants, if any, will be at the sole discretion of the Committee, including, but not limited to, the timing of any grant, the number of SARs, vesting provisions, and the exercise price.
     11. Consent to Transfer of Personal Data.
          The Participant voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this paragraph. The Participant is not obliged to consent to such collection, use, processing and transfer of personal data. However, failure to provide the consent may affect the Participant’s ability to participate in the Plan. The Company holds certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all awards, options or any other entitlement to shares of stock awarded, canceled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”). Visteon Corporation and/or its subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and the Company may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. The Participant authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on the Participant’s behalf to a broker or other third party with whom the Participant may elect to deposit any shares of stock acquired pursuant to the Plan. The Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing consent may affect Participant’s ability to participate in the Plan.
     12. Incorporation by Reference.
          The terms of the Plan are expressly incorporated herein by reference. Capitalized terms that are not defined in this Agreement will have the meaning ascribed to them under the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall govern.
     13. Governing Law.
          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to any conflict of laws principles thereof.
     14. Severability.
          In the event any term or condition set forth in this Agreement is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been inserted.
     15. Amendment.
          The terms and conditions set forth in this Agreement may not be amended, modified, terminated or otherwise altered except by the written consent of the Company and the Participant.

     16. Counterparts.
          This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

VISTEON CORPORATION
By:

Title:

Date: